Exhibit 10.1

OFFICE LEASE

by and between

PIVOTAL 650 CALIFRONIA ST., LLC,

an Arizona limited liability company,

“Landlord”

and

TEXTAINER EQUIPMENT MANAGEMENT (U.S.) LIMITED,

a Delaware corporation,

“Tenant”

August 8 , 2001

650 California Street

San Francisco, California

OFFICE LEASE

1. BASIC PROVISIONS

1.1	Date:	August 8 , 2001

1.2	Landlord:	Pivotal 650 California St., LLC, an Arizona limited liability company

1.3	Landlord’s Address:	c/o Cushman & Wakefield of California, Inc.
650 California Street, 15th Floor
San Francisco, CA 94108

With a copy of any notices to:

Pivotal Group, Inc.
2415 East Camelback Road, Suite 960
Phoenix, Arizona 85016

1.4	Tenant:	Textainer Equipment Management (U.S.) Limited,
an Delaware corporation

1.5	Tenant’s Address:	650 California Street
Floors 15 and 16
San Francisco, California 94108

1.6	Project:	The parcel of real estate commonly known as 650 California Street, located in San Francisco, San Francisco County, California, legally described on Exhibit “A” attached hereto and incorporated herein by this reference, together with the office buildings now or hereafter situated thereon, the landscaping, parking facilities and all other improvements and appurtenances thereto.

1.7	Intentionally Omitted.

1.8	Building:	That certain office building known as 650 California Street located at 650 California Street, San Francisco, San Francisco County, California 94108, which includes approximately 470,237 rentable square feet of office space.

1.9	Leased Premises:	Approximately 23,110 rentable square feet of office space located on the 15th and 16th floors of the Building, as outlined on the Floor Plan attached hereto as Exhibit “B”.

1.10	Permitted Use:	General office use.

1.11	Lease Term:	Ten (10) years.

1.12	Intentionally Omitted.

1.13	Annual Basic Rent:

Lease Year	Annual Basic Rent	Monthly Basic Rent	Rental Rate Per Sq. Ft.
1-2	$ 1,039,950.00	$ 86,662.50	$ 45.00
3-4	$ 1,086,170.00	$ 90,514.17	$ 47.00

5-6	$ 1,132,390.00	$ 94,365.83	$ 49.00
7-8	$ 1,178,610.00	$ 98,217.50	$ 51.00
9-10	$ 1,224,830.00	$ 102,069.17	$ 53.00

1.14	Security Deposit:	None.

1.15	Intentionally Omitted.

1.16	Base Year:	Calendar year 2002.

1.17	Building Hours:	6:00 a.m. to 6:00 p.m., Monday through Friday excluding recognized federal, state or local holidays. Notwithstanding any provision of this Lease to the contrary, Tenant may have access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year.

1.18	Parking Spaces:	Not applicable.

1.19	Initial Parking Charge:	Not applicable.

1.20	Guarantors:	Not applicable.

1.21	Broker:	John Cecconi, CAC Group.
Robert Maccarone, TRI Commercial Brokerage

1.22	Exhibits:	A = Legal Description of the Project
B = Floor Plan
C = Memorandum of Commencement Date
D= Intentionally Omitted
E = Work Letter
F = Building Rules and Regulations
G = Guaranty of Lease – Intentionally Omitted

2. LEASED PREMISES; NO ADJUSTMENTS

2.1 Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, the Leased Premises, upon the terms and conditions set forth in this Lease and any modifications, supplements or addenda hereto (the “Lease”), including the Basic Provisions of Article 1 which are incorporated herein by this reference, together with the nonexclusive right to use, in common with Landlord and others, the Building Common Areas (defined below) and the Project Common Areas (defined below). For the purposes of this Lease, the term “Building Common Areas” means common hallways, corridors, walkways and footpaths, foyers and lobbies, bathrooms and janitorial closets, electrical and telephone closets, landscaped areas, common use facilities and amenities such as conference rooms, smoker lounges, food service and fitness facilities (if any) (the amenities existing as of the execution date hereof shall be called the “Existing Amenities”) (and such other areas within or adjacent to the Building which are subject to or are designed or intended solely for the common enjoyment, use and/or benefits of the tenants of the Building. Tenant shall have no right to install or store any equipment in such closets without Landlord’s prior written consent. The term “Project Common Areas” means common walkways, footpaths, driveways, parking areas, service areas, landscaped areas, and such other areas within or adjacent to the Project which are subject to or are designed or intended solely for the common enjoyment, use and/or benefits of the tenants of the Project.

2.2 Adjustments. The Annual Basic Rent at the Commencement Date (as hereinafter defined) is based on the Leased Premises containing the rentable square footage set forth in Article 1.9 above, which square footage has been precisely determined by Landlord and Tenant prior to the Commencement Date. No adjustments to Annual Base Rent or any other charge shall be made if the actual size of the Leased Premises is greater or smaller than that set forth in Article 1.9 above. For the purposes of this Lease, Landlord and Tenant acknowledge and agree that the usable square footage of the Leased Premises is 18,652 square feet.

3. LEASE TERM; COMMENCEMENT DATE

3.1 Lease Term. The Lease Term shall begin on the Commencement Date and shall be for the period set forth in Article 1.11 above, unless sooner terminated in accordance with the further provisions of this Lease.

3.2 Commencement Date. The Commencement Date shall mean March 1, 2002.

3.3 Memorandum of Commencement Date. Landlord and Tenant shall, within ten (10) days after the Commencement Date, execute a declaration in the form of Exhibit “C” attached hereto confirming the Commencement Date. In the event Tenant fails to execute and deliver such declaration to Landlord within ten (10) days after delivery thereof by Landlord, then Landlord’s determination of the Commencement Date shall be conclusive and binding.

3.4 Delay in Commencement Date. In the event Landlord shall be unable, for any reason, to deliver possession of the Leased Premises to Tenant on or before March 1, 2002, Landlord shall not be liable for any loss or damage occasioned thereby, nor shall such inability affect the validity of this Lease or the obligations of Tenant. In such event, the Commencement Date shall be extended for one (1) day for each one (1) day of such delay.

3.5 Lease Year. Each “Lease Year” shall be a period of twelve (12) consecutive calendar months, the first Lease Year beginning on the Commencement Date. Each Lease Year after the first Lease Year shall begin on the calendar day next succeeding the expiration of the immediately preceding Lease Year.

4. SECURITY DEPOSIT

Tenant shall pay to Landlord, upon the execution of this Lease, the Security Deposit set forth in Article 1.14 above as security for the performance by Tenant of its obligations under this Lease, which amount shall be returned to Tenant after the expiration or earlier termination of this Lease, provided that Tenant shall have fully performed all of its obligations contained in this Lease. The Security Deposit, at the election of Landlord, may be retained by Landlord as and for its full damages or may be applied in reduction of any loss and/or damage sustained by Landlord by reason of the occurrence of any breach, nonperformance or default by Tenant under this Lease without the waiver of any other right or remedy available to Landlord at law, in equity or under the terms of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written notice from Landlord, deposit with Landlord immediately available funds in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a breach of this Lease. Tenant acknowledges and agrees that in the event Tenant shall file a voluntary petition pursuant to the Bankruptcy Code or any successor thereto, or if an involuntary petition is filed against Tenant pursuant to the Bankruptcy Code or any successor thereto, then Landlord may apply the Security Deposit towards those obligations of Tenant to Landlord which accrued prior to the filing of such petition. Tenant acknowledges further that the Security Deposit may be commingled with Landlord’s other funds. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer the Security Deposit to Landlord’s successor in interest, whereupon Landlord shall be released from liability by Tenant for the return of such deposit or the accounting therefore.

5. RENT; RENT TAX; ADDITIONAL RENT

5.1 Payment of Rent. Tenant shall pay to Landlord the Annual Basic Rent set forth in Article 1.13 above. The Annual Basic Rent shall be paid in equal monthly installments, on or before the first day of each and every calendar month during the Lease Term, in advance, without notice or demand and, except as expressly set forth in this Lease, without abatement, deduction or set-off. If the Commencement Date is other than the first day of a calendar month, the payment for such partial month shall be prorated and shall be payable on the Commencement Date. All payments requiring proration shall be prorated on the basis of a thirty (30) day month. In addition, all payments to be made under this Lease shall be paid in lawful money of the United States of America to Landlord or its agent at the address set forth in Article 1.3 above, or to such other person or at such other place as Landlord may from time to time designate in writing.

5.2 Rent Tax. In addition to the Annual Basic Rent and the amounts payable under Section 6 hereof (“Tenant’s Share of Expenses”), Tenant shall pay to Landlord, after receipt of Landlord’s statement therefor accompanied by reasonable supporting documentation, together with the monthly installments of Annual Basic Rent and payments of Tenant’s Share of Expenses, an amount equal to any governmental taxes, including, without limitation, any sales, rental, occupancy, excise, use or transactional privilege taxes assessed or levied upon Landlord with respect to the amounts paid by Tenant to Landlord hereunder, as well as all taxes assessed or imposed upon Landlord’s gross receipts or gross income from leasing the Leased Premises to Tenant, including, without limitation, transaction privilege taxes, education excise taxes, any tax now or hereafter imposed by the City of San Francisco, the State of California, any other governmental body, and any taxes assessed or imposed in lieu of or in substitution of any of the foregoing taxes. Such taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or net income tax assessed against Landlord or any taxes which are included in Operating Costs.

5.3 Additional Rent. In addition to Annual Basic Rent, all other amounts to be paid by Tenant to Landlord pursuant to this Lease, if any, shall be deemed to be additional rent (“Additional Rent”), whether or not designated as such, and shall be due and payable within ten (10) business days after receipt by Tenant of Landlord’s statement. Landlord shall have the same remedies for the failure to pay Additional Rent as for the nonpayment of Annual Basic Rent.

6. OPERATING COSTS

6.1 Tenant’s Obligation. The Annual Basic Rent does not include amounts attributable to any increase in the amount of Taxes (defined below) or amounts attributable to any increase in the cost of the use, management, repair, service, insurance, condition, operation and maintenance of the Building and the Project. Therefore, in order that the Annual Basic Rent payable throughout the Lease Term shall reflect any such increases, Tenant shall pay to Landlord, in accordance with the further provisions of this Article 6, an amount per rentable square foot of the Leased Premises equal to the difference between the Operating Costs (as hereinafter defined) per rentable square foot in any calendar year after the Base Year and the Base Year Costs. Such amount shall be the Operating Costs in the applicable calendar year multiplied by a fraction, the numerator of which is the number of rentable square feet in the Leased Premises and the denominator of which is the total number of rentable square feet in the Building, excluding the rentable square footage of tenants that self-maintain with respect to any particular component of Operating Costs. Tenant acknowledges that the Base Year Costs does not constitute a representation by Landlord as to the Operating Costs per rentable square foot that may be incurred during any subsequent calendar year.

6.2 Landlord’s Estimate. Landlord shall furnish Tenant an estimate of the Operating Costs per rentable square foot for each calendar year commencing with the Commencement Date. With respect to the calendar year of the Commencement Date, such estimate of Operating Costs per rentable square foot shall be furnished not later than ninety (90) days after the Commencement Date. In addition, Landlord may, from time to time, furnish Tenant a revised estimate of Operating Costs should Landlord anticipate any increase in Operating Costs from that set forth in a prior estimate. If Landlord charges Tenant for Operating Costs attributable to amenities that are not Existing Amenities, the Base Year Costs shall be adjusted to include an item for such Operating Costs as if such amenities had been provided in the Base Year. Commencing with the first month to which an estimate applies, Tenant shall pay, in addition to the monthly installments of Annual Basic Rent, an amount equal to one-twelfth (1/12th) of the product of the rentable square footage of the Leased Premises multiplied by the difference (but not less than zero (0)), if any, between such estimate and the Base Year Costs; provided, however, if less than one hundred percent (100%) of the rentable area of the Building shall be occupied by tenants during the period covered by such estimate, the estimated Operating Costs for such period shall be, for the purposes of this Article 6, increased to an amount reasonably determined by Landlord to be equivalent to the Operating Costs that would be incurred if occupancy would be at least ninety-five percent (95%) during the entire period. Within one hundred twenty (120) days after the expiration of each calendar year or such longer period of time as may be necessary to compile such statement, Landlord shall deliver to Tenant a statement of the actual Operating Costs for such calendar year, which statement shall be prepared in accordance with generally accepted accounting principles. If the actual Operating Costs for such calendar year are more or less than the estimated Operating Costs, a proper adjustment shall be made; provided, however, if less than one hundred percent (100%) of the rentable area of the Building shall have been occupied by tenants at any time during such period, the actual Operating Costs for such period shall be, for the purposes of this Article 6, increased to an amount reasonably determined by Landlord to be equivalent to the Operating Costs that would have been incurred had such occupancy been at least ninety-five (95%) during the entire period. Any excess amounts paid by Tenant shall be refunded to Tenant with such statement or, at Landlord’s option, may be applied to any amounts then payable by Tenant to Landlord or to the next maturing monthly installment of Annual Basic Rent or Tenant’s Share of Expenses. Any deficiency between the estimated and actual Operating Costs shall be paid by Tenant to Landlord within ten (10) business days after receipt by Tenant of Landlord’s reconciliation statement. Any amount owing for a fractional calendar year in the first or final Lease Years of the Lease Term shall be prorated.

6.3 Operating Costs - Defined. For the purposes of this Lease, “Operating Costs” shall mean all costs and expenses accrued, paid or incurred by Landlord, or on Landlord’s behalf, in respect of the use, management, repair, service, insurance, condition, operation and maintenance of the Project including, but not limited to the following:

(a) Salaries, wages and benefits of all persons engaged in the management, operation and maintenance of the Project (“Project Employees”);

(b) Payroll taxes, workmen’s compensation, uniforms and related expenses for Project Employees;

(c) The cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, refrigeration, water, sewer service, trash collection, pest control and all other utilities, together with any taxes on such utilities;

(d) The cost of maintaining the Building Common Areas;

(e) The cost of all charges for rent, casualty, liability, fidelity and other insurance maintained by Landlord, including any deductible amounts incurred with respect to an insured loss;

(f) The cost of all supplies (including cleaning supplies), tools, materials, equipment and personal property, the rental thereof and sales, transaction privilege, excise and other taxes thereon;

(g) Depreciation of hand tools, maintenance and operating machinery and equipment (if owned) and rental paid for such hand tools, maintenance and operating machinery and equipment (if rented);

(h) The cost of all charges for window and other cleaning, janitorial, security, refuse, lot sweeping and pest control services;

(i) The cost of charges for independent contractors providing management, operating and maintenance services to the Project;

(j) The cost of repairs and replacements made by Landlord at its expense and the fees and other charges for maintenance and service agreements;

(k) The cost of exterior and interior landscaping;

(l) Costs relating to the operation and maintenance of all real property and improvements appurtenant to the Project, including, without limitation, all parking areas, service areas, walkways and landscaping;

(m) The cost of alterations and improvements made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies imposed after the Commencement Date; provided, however, if such costs must be capitalized in accordance with generally accepted accounting principles, consistently applied, such costs shall be amortized with interest over the useful life of the alteration or improvement in accordance with generally accepted accounting principles;

(n) All management fees and other charges for management services and overhead costs incurred in operating, managing and maintaining the Project, whether provided by an independent management company, Landlord or an affiliate of Landlord, not to exceed, however, the then prevailing range of rates charged in comparable office buildings in the San Francisco, California metropolitan area;

(o) Costs relating to the use, management, repair, service, insurance, condition, operation and maintenance of the Building Common Areas, concierge services and other amenities and services for all of the tenants of the Building, including all management fees and the cost of equipping and maintaining such Building Common Areas and amenities, deducting, however, any revenues generated from the use and operation of such facilities and amenities; provided, however, if such costs must be capitalized in accordance with generally accepted accounting principles, consistently applied, such costs shall be amortized with interest over the useful life thereof in accordance with generally accepted accounting principles.

(p) The cost of licenses and permits, inspection fees and reasonable legal, accounting and other professional fees and expenses provided, however, that such costs and expenses shall be within the prevailing range of costs and expenses charged in comparable office buildings in the San Francisco, California metropolitan area.;

(q) Taxes (as hereinafter defined);

(r) Costs relating to the use, management, repair, service, insurance, condition, operation and maintenance of the Project Common Areas in an amount equal to a fraction, the numerator of which is the rentable square footage of the Building and the denominator of which is the rentable square footage of all buildings in the Project;

(s) Costs of operating and maintaining an on-site property management office; provided, however, that such costs shall be within the prevailing range of costs charged in comparable office buildings in the San Francisco, California metropolitan area;

(t) The cost of any capital improvements or additions which are intended to enhance the safety of the Project or reduce (or avoid increases in) Operating Costs, provided, however, if such costs must be capitalized in accordance with generally accepted accounting principles, consistently applied, such costs shall be amortized with interest over the useful life of the improvement or addition;

(u) All other charges properly allocable to the use, management, repair, service, insurance, condition, operation and maintenance of the Project in accordance with generally accepted accounting principles.

6.4 Operating Costs - Exclusions. Excluded from Operating Costs shall be the following: (a) depreciation, except to the extent expressly included pursuant to Article 6.3 above; (b) interest on and amortization of debts, except to the extent expressly included pursuant to Article 6.3 above; (c) leasehold improvements, including redecorating made for tenants of the Building; (d) brokerage commissions and advertising expenses for procuring tenants for the Building or the Project; (e) refinancing costs; (f) the cost of any repair, replacement or addition which would be required to be capitalized under general accepted accounting principles, except to the extent expressly included pursuant to Article 6.3 above; (g) the cost of any item included in Operating Costs under Article 6.3 above to the extent that such cost is reimbursed or paid directly by an insurance company, condemnor, a tenant of the Project or any other party; (h) the cost of any item included in Operating Costs under Article 6.3 above to the extent that such cost is attributable solely to the use, management, repair, service, insurance, condition, operation or maintenance of other office buildings in the Project; (i) the cost of any item included in Operating Costs under Article 6.3 above to the extent that such cost is attributable solely to the use, management, repair, service, insurance, condition, operation or maintenance of the Project Common Areas, to the extent such cost is paid by tenants of other office buildings in the Project; (j) expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Project; (k) costs, penalties or fines incurred by Landlord due to Landlord’s violation of any federal, state, or local law or regulation in effect as of the Commencement Date; (l) any interest or penalties due to late payment by Landlord of any of the Operating Costs, except to the extent such interest on penalty is caused by Tenant’s failure to comply with any of Tenant’s obligations under the Lease; (m) expenses for any item or service not provided to Tenant but provided exclusively to certain other tenants in the Building; (n) salaries of employees above the grade of building superintendent or building manager; (o) fees paid to affiliates of Landlord in excess of the fair market value of such services provided in exchange therefor; (p) the cost of any items for which Landlord is reimbursed by insurance; (r) any expenses incurred by Landlord in contesting Taxes to the extent such expenses exceeds the Tax savings realized in any year; (s) any rent or other charges payable under any ground lease or other lease superior to this Lease; (t) insurance premiums to the extent any tenant causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance; (u) marketing or advertising costs; (v) all costs and expenses associated with the removal and clean up of Hazardous Materials (as defined in Article 34) caused directly and exclusively by Landlord or by other tenants or recovered from third parties; (w) Landlord’s financing or refinancing costs; (x) the cost of repair or other work (including rebuilding) occasioned by casualty or condemnation; and (y) costs incurred in removing the property of former tenants or occupants of the Project.

6.5 Taxes—Defined. For the purposes of this Lease, “Taxes” shall mean and include all real property taxes and personal property taxes, general and special assessments, foreseen as well as unforeseen, which are levied or assessed upon or with respect to the Project, any improvements, fixtures, equipment and other property of Landlord, real or personal, located on the Project and used in connection with the operation of all or any portion of the Project, as well as any tax, surcharge or assessment which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and assessments. For the purposes of determining Taxes during any calendar year, the amount to be included for such calendar year shall be Taxes which are due for payment or paid during such calendar year. Subject to the limitations of Section 6.4, Taxes shall also include any expenses incurred by Landlord in contesting the amount or validity of any real or personal property taxes and assessments. Taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or income tax assessed against Landlord. In the event of assessments that may be paid in installments by reason of bonding or otherwise, Landlord shall elect to make payment under the installment plan. In any event, Tenant’s obligations under this Article 6.5 shall be as if Landlord made payment over the longest period of time permitted by the assessment, and Tenant shall bear no liability as to installments due following the expiration of this Lease.

6.6 Tenant, at its expense, shall have the right upon fifteen (15) days prior written notice to Landlord (an “Audit Notice”) to be given only within one hundred twenty (120) days after Tenant receives the annual statement of Operating Costs to audit Landlord’s books and records relating to such statement for the immediately preceding two (2) calendar years, subject to the further terms and provisions of this Article 6.7: (a) no audit shall be conducted at any time that Tenant is in breach or default of any of the terms, covenants or provisions of this Lease; (b) any audit shall be conducted only by independent certified public accountants practicing for an accounting firm of national or regional prominence, employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis; and (c) Tenant shall not audit Landlord’s books and records more than one (1) time for any calendar year. Tenant acknowledges that Tenant’s right to inspect Landlord’s books and records with respect to Operating Costs for the preceding calendar year is for the exclusive purpose of determining whether Landlord has complied with the terms of this Lease with respect to Operating Costs. Tenant shall have ninety (90) days after Tenant’s Audit Notice to complete Tenant’s inspection of Landlord’s books and records concerning Operating Costs at Landlord’s accounting office. Landlord shall maintain accurate books and records in connection with the Project and shall make the same available to Tenant at Landlord’s office in San Francisco, California. Tenant shall not remove such records from Landlord’s accounting office, but Tenant shall have the right to make copies of the relevant documents at Tenant’s sole cost and expense. Tenant shall deliver to Landlord a copy of the results of such audit within thirty (30) days after receipt by Tenant. The nature and content of any audit are strictly confidential. Tenant, for itself and on behalf of Tenant Parties (defined in Article 16), shall not disclose the information obtained from the audit to any other person or entity including, without limitation, any other tenant in the Project or any representative of any such tenant in the Project. A breach of this confidentiality agreement shall constitute an Event of Default under this Lease. No assignee, sublessee or other transferee of Tenant shall conduct an audit for any period during which such transferee was not in possession of the Premises. In the event Tenant’s audit shall disclose that Landlord has overstated Tenant’s pro rata share of Operating Costs, Landlord shall refund the overstated amounts paid by Tenant within ten (10) business days after receipt of the audit, and, if Landlord has overstated Tenant’s pro rata share of Operating Costs by five percent (5%) or more during any one (1) accounting year, then Landlord shall pay for the reasonable costs of the audit, not to exceed, however, Five Thousand and No/100 Dollars ($5,000.00).

7. CONDITION, REPAIRS AND ALTERATIONS

7.1 Condition. The respective obligations of Landlord and Tenant with respect to the condition of the Leased Premises are set forth on Exhibit “E” to this Lease. Landlord represents and warrants to Tenant that for a period of one (1) year from and after the date of delivery of possession of the Leased Premises to Tenant, all work performed by Landlord in the Leased Premises shall be substantially free from defects in materials and workmanship. Landlord’s liability under the foregoing warranty shall be limited to the repair and/or replacement, as the case may be, of defective materials and workmanship and, in no event, shall Landlord be liable for special or consequential damages. Landlord shall have no obligation with respect to the foregoing warranty unless Tenant gives Landlord written notice of defective materials or workmanship prior to the date which is one (1) year after delivery of possession of the Leased Premises to Tenant.

7.2 Alterations and Improvements. Tenant may place partitions and fixtures and may make improvements and other alterations to the interior of the Leased Premises at Tenant’s expense, provided, however, that prior to commencing any such work, Tenant shall first obtain the written consent of Landlord to the proposed work, including the plans, specifications, the proposed architect and/or contractor(s) for such alterations and/or improvements and the materials used in connection with such alterations, including, without limitation, paint, carpeting, wall or window coverings and the use of carpet glues and other chemicals for installation of such materials. At least ten (10) days prior to the commencement of any construction in the Leased Premises, Tenant shall deliver to Landlord copies of the plans and specifications for the contemplated work and shall identify the contractor(s) selected by Tenant to perform such work. Landlord shall inform Tenant of whether the work proposed by Tenant will result in Tenant’s incurring increased costs under Section 8.2 hereof. Landlord shall have the right to approve Tenant’s contractor and architect, such approval not to be unreasonably withheld or delayed. Landlord may, as a condition to consenting to such work, require that Tenant provide security adequate in Landlord’s judgment so that the improvements or other alterations to the Leased Premises will be completed in a good, workmanlike and lien free manner. Landlord may also require that any work done to the interior of the Leased Premises be subject to the supervision of Landlord or its designee; if the cost of such work exceeds Fifty Thousand and No/100 Dollars ($50,000.00), Tenant shall pay to Landlord, upon completion of such work, a supervision fee in an amount equal to ten percent (10%) of the cost of such work. All such improvements or alterations must conform to and be in substantial accordance in quality and appearance with the quality and appearance of the improvements in the remainder of the Building. All such improvements shall be the property of Landlord. Upon Landlord’s approval of Tenant’s architect and/or contractor for the installation of any such alterations or improvements, prior to the commencement of such work, Tenant shall provide Landlord with evidence that Tenant’s contractor has procured worker’s compensation, liability and property damage insurance (naming Landlord as an additional insured) in a form and in an amount approved by Landlord, and evidence that Tenant’s architect and/or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities. Tenant acknowledges and agrees that any review by Landlord of Tenant’s plans and specifications and/or right of approval exercised by Landlord with respect to Tenant’s architect and/or contractor is for Landlord’s benefit only and Landlord shall not, by virtue of such review or right of approval, be deemed to make any representation, warranty or acknowledgment to Tenant or to any other person or entity as to the adequacy of Tenant’s plans and specifications or as to the ability, capability or reputation of Tenant’s architect and/or contractor.

7.3 Tenant’s Obligations. Tenant shall, at Tenant’s sole cost and expense, maintain the Leased Premises in a clean, neat and sanitary condition and shall keep the Leased Premises and every part thereof in good condition and repair except where the same is required to be done by Landlord. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect. All of Tenant’s alterations and/or improvements are the property of the Landlord, and Tenant shall, upon the expiration or earlier termination of the Lease Term, surrender the Leased Premises, including Tenant’s alterations and/or improvements, to Landlord, janitorial clean and in the same condition as when received, ordinary wear and tear excepted. Except as set forth in Article 7.4 below, Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement thereon or part thereof. Tenant shall pay for the cost of all repairs to the Leased Premises not required to be made by Landlord and shall be responsible for any redecorating, remodeling, alteration and painting during the Lease Term as Tenant deems necessary. Tenant shall pay for any repairs to the Leased Premises, the Building and/or the Project made necessary by any negligence or carelessness of Tenant, its employees or invitees.

7.4 Landlord’s Obligations. Landlord shall (a) make all necessary repairs to the roof, foundation, exterior walls, exterior doors, structural components, windows and corridors of the Building, (b) keep the Building, the Building Common Areas and the Project Common Area in a clean, neat and attractive condition, and (c) keep the Building equipment such as elevators, plumbing, heating, air conditioning and similar Building equipment in good repair, but Landlord shall not be liable or responsible for breakdowns or interruptions in service when reasonable efforts are made to restore such service. If Tenant requires a repair pursuant to this Article 7.4 (except in the event of an emergency), Tenant shall submit its request in writing to Landlord or Landlord’s property manager. Landlord shall have no obligation to make any repair not requested in writing (except in the event of an emergency).

7.5 Removal of Alterations. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Leased Premises all movable trade fixtures and other movable personal property, and shall promptly repair any damage to the Leased Premises, the Building and/or the Project caused by such removal. All such removal and repair shall be entirely at Tenant’s sole cost and expense. At any time prior to the scheduled expiration of the Lease Term or within fifteen (15) days after any termination of this Lease, Landlord may require that Tenant remove from the Leased Premises any alterations, additions, improvements, trade fixtures, equipment, shelving, cabinet units or movable furniture (and other personal property) designated by Landlord to be removed, including the staircase located within the Leased Premises. In such event, Tenant shall, in accordance with the provisions of Article 7.2 above, complete such removal (including the repair of any damage caused thereby) entirely at its own expense and within fifteen (15) days after such notice from Landlord. Notwithstanding any provision of this Lease to the contrary, Tenant shall have no obligation to remove the staircase within the Leased Premises as of the date of this Lease All repairs required of tenant pursuant to the provisions of this Article 7.5 shall be performed in a manner satisfactory to Landlord, and shall include, but not be limited to, repairing plumbing, electrical wiring and holes in walls, restoring damaged floor and/or ceiling tiles, repairing any other cosmetic damage, and cleaning the Leased Premises.

7.6 No Abatement. Except as provided herein, Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this Lease, including without limitation, Tenant’s obligation to pay Annual Basic Rent and Tenant’s Share of Expenses, be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted to make pursuant to the terms of this Lease or by any other tenant’s Lease or are required by law to be made in and to any portion of the Leased Premises, the Building or the Project.

8. SERVICES

8.1 Climate Control. Landlord shall provide reasonable climate control to the Leased Premises during the Building Hours as is suitable, in Landlord’s judgment, for the comfortable use and occupation of the Leased Premises, excluding, however, air conditioning or heating for electronic data processing or other equipment requiring climate control in excess of building standard.

8.2 Janitorial Services. Landlord shall make janitorial and cleaning services available to the Leased Premises at least five (5) evenings per week, except recognized federal, state or local holidays. Tenant shall pay to Landlord, within five (5) days after receipt of Landlord’s bill, the reasonable costs incurred by Landlord for extra cleaning in the Leased Premises required because of (a) misuse or neglect on the part of Tenant, its employees or invitees, (b) use of portions of the Leased Premises for special purposes requiring greater or more difficult cleaning work than office areas, (c) non-building standard materials or finishes installed by Tenant or at its request after the date hereof, and (d) removal from the Leased Premises of refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord’s standard cleaning times.

8.3 Electricity. Landlord shall, furnish reasonable amounts of electric current as required for normal and usual lighting purposes and for office machines and equipment such as personal computers, typewriters, adding machines, copying machines, calculators and similar machines and equipment normally utilized in general office use. Tenant’s use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Leased Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect on the Building’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance, connect appliances, machines using current in excess of 2.5 watts per rentable square foot of the Leased Premises (which is the amount of electric current used for general office use), or connect heavy-duty equipment other than ordinary office equipment to the Building’s electric system or make any alterations or additions to the Building’s electric system. Should Landlord grant such consent, all additional risers, piping and electrical conductors and other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within ten (10) business days after receipt of Landlord’s bill. As a condition to granting such consent, Landlord may (a) require Tenant to pay the cost of additional electric energy that is made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment, or (b) install separate meters pursuant to Section 8.6 below, and in such event, Tenant shall pay for the cost of utility usage as metered which is in excess of that usage customary for general office use.

8.4 Water. Landlord shall furnish cold water for drinking and cold and heated water for lavatory purposes to the Building Common Areas.

8.5 Heat Generating Equipment. Whenever heat generating machines or equipment used in the Leased Premises affect the temperature otherwise maintained by the climate control system, Landlord shall have the right to install supplementary air-conditioning units in the Leased Premises and the cost thereof, including the cost of installation, operation and maintenance shall be paid by Tenant to Landlord within ten (10) business days after receipt by Tenant of Landlord’s statement.

8.6 Separate Meters. Landlord may install separate meters for the Leased Premises to register the usage of all or any one of the utilities serving the Leased Premises and in such event, Tenant shall pay for the cost of utility usage as metered (a) during other than Building Hours, or (b) which is in excess of that usage customary for general office use. If Tenant pays for separately metered utilities, charges for the use of such utilities shall be excluded from Operating Costs assessed to Tenant. Tenant shall reimburse Landlord for the cost of installation of the meters. In addition, Landlord shall have the right to require that Tenant reduce its consumption of utilities furnished to the Leased Premises to a level not exceeding normal consumption for general office use as determined by Landlord in its reasonable business judgment.

8.7 Additional Services. Tenant shall pay to Landlord, monthly as billed, as Additional Rent, Landlord’s charge for services furnished by Landlord to Tenant in excess of that agreed to be furnished by Landlord pursuant to this Article 8, including, but not limited to (a) any utility services requested and utilized by Tenant during other than Building Hours, (b) electricity for computers, data processing equipment or other electrical equipment in excess of the amounts of electric current used for general office use in buildings comparable to the Building, and (c) climate control in excess of that agreed to be furnished by Landlord pursuant to Article 8.1 above or provided at times other than Building Hours.

8.8 Interruptions in Service. Landlord does not warrant that any of the foregoing services or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or by causes beyond the reasonable control of Landlord. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Annual Basic Rent or Tenant’s Share of Expenses by reason of any disruption of the services to be provided by Landlord pursuant to this Lease.

8.9 Selection of Electric Service Provider.

(a) All times during the Lease Term Landlord shall have the right to select the utility company or companies that shall provide electric services to the Leased Premises and, subject to all applicable laws and governmental regulations, Landlord shall have the right at any time and from time to time during the Lease Term to either (a) contract for services from electric service provider(s) other than the provider with which Landlord has a contract as of the date of this Lease (the “Current Provider”), or (b) continue to contract for services from the Current Provider.

(b) Tenant shall cooperate with Landlord and any electric service provider with which Landlord has contracted at all times and, as reasonably necessary, shall allow Landlord or such electric service provider reasonable access to any electric lines, feeders, risers, wiring and any other machinery within the Leased Premises.

(a) Landlord shall not be liable in damages or otherwise for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption or defect in the electric services provided to the Leased Premises. No such change, failure, interference, disruption or defect shall entitle Tenant to terminate this Lease or to abate the payments Tenant is required to make under this Lease.

8.10 Telephone Lines. Tenant shall arrange for telephone service directly with one or more of the public, quasi public or private telephone companies providing telephone service to the Building and shall be solely responsible for all costs, expenses and charges relating to such telephone service. Landlord shall not be liable in damages or otherwise for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption or defect in the telephone services provided to the Leased Premises. No such change, failure, interference, disruption or defect shall entitle Tenant to terminate this Lease or to abate the payments Tenant is required to make under this Lease.

8.11 Service Rooms. All electrical, telephone and other utility rooms located within the Building shall be locked at all times. If Tenant requires access to any such utility room, Tenant shall make an appointment with Landlord or Landlord’s property manager.

9. LIABILITY AND PROPERTY INSURANCE

9.1 Liability Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of commercial general liability insurance for personal injury, bodily injury (including wrongful death) and damage to property covering (a) any occurrence in the Leased Premises, (b) any act or omission by Tenant, by any subtenant of Tenant, or by any of their respective invitees, agents, servants or employees anywhere in the Leased Premises or the Project, (c) the business operated by Tenant and by any subtenant of Tenant in the Leased Premises, and (d) the contractual liability of Tenant to Landlord pursuant to the indemnification provisions of Article 16.1 below (including deletion of the contractual liability exclusion for personal injury), which coverage shall not be less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000.00) combined single limit. If Landlord shall so request, Tenant shall increase the amount of such liability insurance to the amount then customary for premises and uses similar to the Leased Premises and Tenant’s use thereof. The liability policy or policies shall contain an endorsement (ISO Form 20-26 or its equivalent) naming Landlord, its partners, members or shareholders (as applicable), Landlord’s lender and management agent as additional insureds, and shall provide that the insurance carrier shall, subject to a reservation of rights, have the duty to defend and/or settle any legal proceeding filed against Landlord seeking damages based upon personal injury, bodily injury or property damage liability even if any of the allegations of such legal proceedings are groundless, false or fraudulent. In addition, Tenant’s liability insurance policies shall be endorsed as needed to provide cross liability coverage for Tenant, Landlord and any lender of Landlord and shall provide for severability of interests.

9.2 Property Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of insurance with “Special Form Coverage,” including coverage for vandalism or malicious mischief, insuring the Tenant Improvements as defined on Exhibit E and Tenant’s stock in trade, furniture, personal property, fixtures, equipment and other items in the Leased Premises, with coverage in an amount equal to the full replacement cost thereof. Landlord(and Landlord’s Lender if Landlord shall so require) shall be named as an “insured as its interests may appear” and/or co-loss payee under Tenant’s policies of property insurance with respect to such Tenant Improvements.

9.3 Worker’s Compensation and Employer Liability Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of worker’s compensation insurance with an insurance carrier and in amounts approved by the Industrial Commission of the State of California and a policy of employer’s liability insurance with limits of liability not less than One Million and No/100 Dollars ($1,000,000.00). Both such policies shall contain waivers of subrogation in favor of Landlord.

9.4 Intentionally Omitted.

9.5 Insurance Requirements. Each insurance policy and certificate thereof obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord and, if requested, its mortgagee or ground lessor, with at least ten (10) business days prior written notice of any material change, non-renewal or cancellation of the policy. Each such insurance policy shall be with an insurance company authorized to do business in the State of California and rated not less than A VIII in the then most current edition of “Best’s Key Rating Guide”. Certificates of insurance evidencing such insurance, as well as a certified copy of the required additional insured endorsement(s) (ISO Form 20-26 or its equivalent) shall be delivered to Landlord prior to commencement of the Lease Term. Each such policy shall provide that any loss payable thereunder shall be payable notwithstanding any act, omission or neglect by Tenant. All insurance policies required pursuant to this Article 9 shall be written as primary policies, and shall provide that any insurance which Landlord or Landlord’s lender may carry is strictly excess, secondary and non-contributing with any insurance carried by Tenant. Tenant shall procure and maintain all policies entirely at its own expense and shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewal certificates evidencing such insurance in conformance with Accord Form No. 27 (March 1993) (or its equivalent). Tenant shall not do or permit to be done anything which shall invalidate the insurance policies maintained by Landlord or the insurance policies required pursuant to this Article 9 or the coverage thereunder. If Tenant or any subtenant of Tenant does or permits to be done anything which shall increase the cost of any insurance policies maintained by Landlord, then Tenant shall reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant or any subtenant of Tenant causing such increase in the cost of insurance. Any such amount shall be payable as Additional Rent within ten (10) business days after receipt by Tenant of a bill from Landlord. All policies of liability insurance shall designate Landlord (and/or Landlord’s Lender and/or management company if Landlord so requests) as additional insureds and shall be endorsed to indicate that the coverage provided shall not be invalid due to any act or omission on the part of Landlord. The insurance requirements contained in this Article 9 are independent of Tenant’s waiver, indemnification and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit or modify Tenant’s waiver, indemnification or other obligations or to in any way limit Tenant’s obligations under this Lease.

9.6 Co-Insurance. If on account of the failure of Tenant to comply with the provisions of this Article 9, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant, and shall be paid by Tenant within ten (10) business days after receipt of a bill therefor.

9.7 Adequacy of Insurance. Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interests. If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deem desirable or adequate. Tenant acknowledges that Landlord shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

9.8 Landlord’s Insurance.

(a) Landlord, shall, at all times from and after the Commencement Date, as a component of Operating Expenses, maintain in effect commercial general liability insurance covering (a) any occurrence in the Project (other than within premises leased to tenants), (b) any act or omission by Landlord, or its agent, servants, contractors or employees, anywhere in the Project (other than within premises leased to tenants), and (c) the contractual liability of Landlord to Tenant pursuant to the indemnification provisions of Article 17.1 below, which coverage shall not be less than Two Million and No/100 Dollars ($2,000,000.00), combined single limit, per occurrence.

(b) Landlord shall, at all times from and after the Commencement Date, maintain in effect a policy or policies of “Causes of Loss—Special Form” insurance insuring the Building with coverage in an amount not less than ninety percent (90%) of the replacement cost thereof (exclusive of the cost of excavations, foundations and footings) from time to time during the Lease Term. Landlord reserves the right to maintain a reasonable deductible in connection with such insurance.

(c) Landlord’s obligation to carry the insurance required in this Article 9.8 may be brought within the coverage of any so called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance . Landlord shall have the right to self-insure for the liability and casualty insurance required by Article 9.9(a) and (b), provided that Landlord shall have a net worth, calculated in accordance with the generally accepted accounting principles, consistently applied, of at least One Hundred Million and No/100 Dollars ($100,000,000.00). In the event that Landlord elects to self-insure in accordance with the provisions of this Article 9.8(c), Landlord shall give Tenant written notice of such election, accompanied by appropriate evidence demonstrating that Landlord is entitled to self-ensure in accordance with the provisions of this Article 9.8(c).

10. RECONSTRUCTION

10.1 Abatement or Adjustment of Rent. If the Leased Premises shall be damaged or destroyed by fire or other casualty after the Commencement Date and before the termination hereof, then Annual Basic Rent and any other charges payable hereunder, may be abated as set forth herein. If the whole of the Leased Premises shall be damaged or destroyed, or if a substantial portion thereof shall be damaged or destroyed to the extent that Tenant, in its reasonable business judgment, determines that it cannot conduct business in the Leased Premises and Tenant closes for business, then Annual Basic Rent and any other charges payable hereunder shall be abated entirely until Tenant is obligated to recommence paying full rent in accordance with Article 10.3. If less than such substantial part of the Leased Premises shall be damaged or destroyed, then Annual Basic Rent and any other charges payable hereunder shall be equitably abated based upon the impact of such damage or destruction and the repair, restoration, rebuilding or replacement or any combination thereof upon Tenant’s ability to conduct business in the Leased Premises, and Tenant shall again be obligated to recommence paying full rent in accordance with Article 10.3.

10.2 Repairs and Restoration Of Leased Premises.

(a) Upon any damage or destruction of the Leased Premises, Landlord shall promptly proceed to repair, restore, replace or rebuild the Leased Premises, including those Tenant Improvements made by Landlord to the Leased Premises (but not including any improvements or alterations made to the Leased Premises by Tenant pursuant to Article 7), to substantially the condition in which the same were immediately prior to such damage or destruction and Landlord thereafter shall diligently prosecute said work to completion without delay or interruption, subject, however, to Force Majeure. Notwithstanding the foregoing, if Landlord does not either (i) obtain a building permit for any repairs, rebuilding or restoration required hereunder within three (3) months of the date of such damage or destruction, or (ii) complete such repairs, rebuilding or restoration in accordance with this Article 10 within nine (9) months of such damage or destruction, then, in either event, Tenant may at any time thereafter terminate this Lease upon ninety (90) days’ written notice thereof to Landlord; provided, however, that such notice of cancellation shall not be effective if Landlord, within such ninety (90) day period, shall obtain such permit or complete and comply as aforesaid, as the case may be.

(b) Notwithstanding anything to the contrary set forth in Article 10.2(a), if such damage or destruction shall occur during the last two (2) years of the Lease Term, and shall amount to five percent (5%) or more of the replacement cost of the Leased Premises (exclusive of the land and foundations), this Lease may be terminated at the election of either Landlord or Tenant upon written notice to the other within thirty (30) days after the occurrence of such damage or destruction.

(c) If this Lease is terminated under this Article 10.2, any Annual Basic Rent or other charges paid in advance by Tenant shall be refunded to Tenant, and the parties shall be released hereunder, each to the other, from all liability and obligations hereunder thereafter arising.

10.3 Delivery of Leased Premises. If this Lease has not been cancelled hereunder as a result of any damage or destruction of the Leased Premises, Tenant shall be required to accept delivery and possession of the Leased Premises and shall recommence paying Annual Basic Rent and other charges (or such abated portion thereof) when the following shall have occurred:

(a) The repairs to the damaged or destroyed portion of the Leased Premises shall have been substantially completed in compliance with all governmental requirements;

(b) If required, a certificate of occupancy or an equivalent use permit, shall have been issued by the City of San Francisco.

10.4 Repairs and Restoration of Project.

(a) If the Common Areas or other buildings or improvements in the Project (exclusive of the Leased Premises) shall be damaged or destroyed by fire or other casualty or any cause whatsoever, either in whole or in part, Landlord shall with due diligence remove any resulting debris and repair and/or rebuild the damaged or destroyed Common Areas and buildings in accordance with plans and specifications complying with applicable governmental restrictions. Notwithstanding the foregoing, if such damage or destruction affects more than thirty-three and one-third percent (33 1/3%) of such Common Areas and/or remaining buildings or other improvements, Landlord shall have the right to terminate this Lease upon thirty (30) days written notice to Tenant; provided, however, that Landlord shall not have the right to cancel this Lease unless it cancels all other leases in the Project which Landlord is entitled to cancel; provided, however, further, that Tenant may negate Landlord’s notice of termination in the event Tenant determines, in its reasonable business judgment, that notwithstanding such damage to or destruction of the Common Areas and/or remaining buildings or other improvements, there is reasonably adequate access to and parking serving the Leased Premises.

(b) If such damage or destruction affects more than ten percent (10%) of the Common Areas in the Project owned by Landlord, and if Landlord shall fail to repair and/or restore such damaged or destroyed portion within sixty (60) days after the occurrence of such damage or destruction, subject, however, to Force Majeure, then provided such failure has a material and adverse effect upon Tenant’s ability to conduct business in the Leased Premises, Tenant may terminate this Lease upon thirty (30) days written notice to Landlord. Notwithstanding the foregoing, in the event that Landlord repairs and/or restores the damaged or destroyed portions of the Common Areas within the thirty (30) day period, then, in such event, Tenant’s notice of termination shall be null and void and of no further force or effect.

(c) If such damage or destruction effects more than ten percent (10%) of the other premises or improvements in the Project owned by Landlord and if Landlord shall fail to repair and/or restore such damaged or destroyed buildings or improvements within nine (9) months after the occurrence of such damage or destruction (or if Landlord has not fenced off or otherwise limited access to such damage or destroyed improvements within thirty (30) days after the occurrence of such damage or destruction), subject, however, to Force Majeure, then provided such failure has a material and adverse effect upon Tenant’s ability to conduct business in the Leased Premises, Tenant may terminate this Lease upon ninety (90) days written notice to Landlord. Notwithstanding the foregoing, in the event that Landlord repairs and/or restores the damaged or destroyed portions of the buildings or other improvements in the Building (or causes the same to be fenced off or access thereto otherwise limited) within such ninety (90) day period, then, in such event, Tenant’s notice of termination shall be null and void and of no further force or effect.

10.5 Waiver. Tenant hereby waives any statutory and common law rights of termination which may arise by reason of any partial or total destruction of the Leased Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

11. WAIVER OF SUBROGATION

Landlord and Tenant each hereby waives their respective rights and the subrogation rights of their respective insurers against Tenant or Landlord, as applicable, with respect to any claims for damage to the Leased Premises, Building and/or Project, and/or any fixtures, equipment, personal property, furniture, improvements and/or alterations in or to the Leased Premises, building and/or Project, which are caused by or result from (a) risks or damages required to be insured against under this Lease under a policy of property insurance, or (b) risks and damages which are insured against by property insurance policies maintained by Landlord or Tenant, as applicable from time to time. Each of Tenant and Landlord shall obtain for the other party from its respective insurers under each policy required by this Lease a waiver of all rights of subrogation which such insurers of Tenant or Landlord, as applicable, might otherwise have against Landlord or Tenant, as applicable.

12. LANDLORD’S RIGHT TO PERFORM TENANT OBLIGATIONS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Annual Basic Rent or Tenant’s Share of Expenses (except as provided in Section 10.5 hereof). If Tenant shall fail to pay any sum of money, other than Annual Basic Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord (or such shorter period of time as may be reasonable following oral notice to Tenant’s personnel in the Leased Premises), Landlord may (but shall not be obligated to do so) without waiving or releasing Tenant from any of Tenant’s obligations, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord until reimbursement in full by Tenant (the “Default Rate”), shall be payable to Landlord as Additional Rent with the next monthly installment of Annual Basic Rent; provided, however, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

13. DEFAULT AND REMEDIES

13.1 Event of Default. The occurrence of any one or more of the following events will constitute an “Event of Default” on the part of Tenant.

(a) Failure to pay any installment of Annual Basic Rent, any Tenant’s Share of Expenses or any other sum required to be paid by Tenant under this Lease, when due, which failure is not cured within five (5) days after written notice thereof by Landlord to Tenant;

(b) Failure to perform any of the other covenants or conditions which Tenant is required to observe and perform (except failure in the payment of Annual Basic Rent, Tenant’s Share of

Expenses or any other monetary obligation contained in this Lease) and such failure shall continue for fifteen (15) days (or such shorter period of time as may be specified by Landlord in the event of an emergency) after written notice thereof by Landlord to Tenant, provided that if such default is other than the payment of money and cannot be cured within such fifteen (15) day period, then an Event of Default shall not have occurred if Tenant, within such fifteen (15) day period, commences curing of such failure and diligently in good faith prosecutes the same to completion and furnishes evidence thereof to Landlord within thirty (30) days thereafter;

(c) If any warranty, representation or statement made by Tenant to Landlord in connection with this Lease is or was materially false or misleading when made or furnished;

(d) Tenant’s abandonment of the Leased Premises;

(e) The levy of a writ of attachment or execution or other judicial seizure of substantially all of Tenant’s assets or its interest in this Lease, such attachment, execution or other seizure remaining undismissed or discharged for a period of thirty (30) days after the levy thereof;

(f) The filing of any petition by or against Tenant or any Guarantor to declare Tenant or any Guarantor a bankrupt or to delay, reduce or modify Tenant’s or any Guarantor’s debts or obligations, which petition is not discharged within sixty (60) days after the date of filing;

(g) The filing of any petition or other action taken to reorganize or modify Tenant’s or any Guarantor’s capital structure, which petition is not discharged within sixty (60) days after the date of filing;

(h) If Tenant or any Guarantor shall be declared insolvent according to law;

(i) A general assignment by Tenant or any Guarantor for the benefit of creditors;

(j) The appointment of a receiver or trustee for Tenant or any Guarantor or all or any of their respective property, which appointment is not discharged within sixty (60) days after the date of filing;

(k) The filing by Tenant or any Guarantor of a voluntary petition pursuant to the Bankruptcy Code or any successor thereto or the filing of an involuntary petition against Tenant or any Guarantor pursuant to the Bankruptcy Code or any successor legislation, which petition is not discharged within sixty (60) days after the date of filing.

13.2 Remedies.

Upon the occurrence of any Event Of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(a) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(1) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(5) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 13.2(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs (a)(1) and (a)(2), above, the “worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in Paragraph (a)(3) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(c) Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections a. and b., above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

(d) If Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 13, then Landlord shall have the right, at Landlord’s option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Leased Premises, in which event Landlord shall have the right to repossess such affected portions of the Leased Premises by any lawful means, or (ii) to succeed to Tenant’s interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord’s election to succeed to Tenant’s interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(e) No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Leased Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

13.3 No Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition of this Lease. The subsequent acceptance of Annual Basic Rental, Tenant’s Share of Expenses, Operating Costs, Additional Rent or other charges due under this Lease shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular amount so accepted regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such amount. No covenant, term, or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing and signed by Landlord.

13.4 Interest on Past Due Amounts. In addition to the late charge described in Article 14 below, if any installment of Annual Basic Rent or Tenant’s Share of Expenses is not paid promptly when due, it shall bear interest at the Default Rate; provided, however, this provision shall not relieve Tenant from any default in the making of any payment at the time and in the manner required by this Lease; and provided, further, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

13.5 Landlord Default. In the event Landlord should neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed, and such failure continues for thirty (30) days after written notice of default (or if more than thirty (30)

days shall be required because of the nature of the default, if Landlord shall fail to commence the curing of such default within such thirty (30) day period and proceed diligently thereafter), then Landlord shall be responsible to Tenant for any actual damages sustained by Tenant as a result of Landlord’s breach, but not special or consequential damages. Should Tenant give written notice to Landlord to correct any default, Tenant shall give similar notice to the holder of any mortgages or deeds of trust against the Building or the lessor of any ground lease (provided that the names and addresses of such holders or lessors have been provided to Tenant), and prior to any cancellation of this Lease, the holder of such mortgage or deed of trust and/or the lessor under such ground lease shall be given a reasonable period of time to correct or remedy such default. If and when such holder of such mortgage or deed of trust and/or the lessor under any such ground lease has made performance on behalf of Landlord, the default of Landlord shall be deemed cured.

14. LATE PAYMENTS

Tenant hereby acknowledges that the late payment by Tenant to Landlord of any monthly installment of Annual Basic Rent, any Tenant’s Share of Expenses or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include but are not limited to processing, administrative and accounting costs. Accordingly, if any monthly installment of Annual Basic Rent, any Tenant’s Share of Expenses or any other sum due from Tenant shall not be received by Landlord within five (5) days after the date when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount or Two Hundred and No/100 Dollars ($200.00), whichever is greater. Tenant acknowledges that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Neither assessment nor acceptance of a late charge by Landlord shall constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. Nothing contained in this Article 14 shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of Annual Basic Rent, Tenant’s Share of Expenses or any other sum due hereunder.

15. ABANDONMENT AND SURRENDER

15.1 Abandonment. Tenant shall not vacate or abandon the Leased Premises at any time during the Lease Term. No act or thing done by Landlord or by any agent or employee of Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises unless such acceptance is expressed in writing and duly executed by Landlord. Unless Landlord so agrees in writing, the delivery of the key to the Leased Premises to any employee or agent of Landlord shall not operate as a termination of this Lease or as a surrender of the Leased Premises.

15.2 Surrender. Tenant shall, upon the expiration or earlier termination of this Lease, peaceably surrender the Leased Premises, including any Tenant Improvements, in a clean condition and otherwise in as good condition as when Tenant took possession, except for (i) reasonable wear and tear subsequent to the last repair, replacement, restoration, alteration or renewal; (ii) loss by fire or other casualty, and (iii) loss by condemnation. To the extent permitted by law, if Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property and fixtures belonging to Tenant and left in the Leased Premises shall be deemed abandoned and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. Landlord may, however, if it so elects, remove all or any part of such personal property from the Leased Premises and the costs incurred by Landlord in connection with such removal, including storage costs and the cost of repairing any damage to the Leased Premises, the Building and/or the Project caused by such removal shall be paid by Tenant within five (5) days after receipt of Landlord’s statement. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises and shall inform Landlord of the combination of any vaults, locks and safes left on the Leased Premises. The obligations of Tenant under this Article 15.2 shall survive the expiration or earlier termination of this Lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Leased Premises. In the event of Tenant’s failure to give such notice or to participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacation of the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant’s liability for repairs and restoration hereunder.

16. INDEMNIFICATION AND EXCULPATION

16.1 Indemnification. To the fullest extent permitted by law, Tenant shall, at Tenant’s sole cost and expense, Indemnify Landlord Parties against all Claims arising from (i) any Personal Injury, Bodily Injury or Property Damage (as such terms are defined below) whatsoever occurring in or at the Leased Premises, except to the extent caused by the negligence, willful misconduct and/or breach of this Lease by Landlord Parties (unless covered by insurance required to be maintained by Tenant under the provisions of this Lease); (ii) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee and occurring anywhere in the Project; (iii) subject to Article 11, Tenant’s use or occupancy, or manner of use or occupancy, or conduct or management of the Leased Premises or of any business therein; (iv) subject to the waiver of subrogation provisions of this Lease, any act, error, omission or negligence of any of the Tenant Parties in, on or about the Leased Premises or the Project; (v) the conduct of Tenant’s business; (vi) subject to the waiver of subrogation provisions above, any alterations, activities, work or things done, omitted, permitted or allowed by Tenant Parties in, at or about the Leased Premises or Project, including the violation of or failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, or judgments in existence on the date of this Lease or enacted, promulgated or issued after the date of this Lease including Hazardous Materials Laws (defined below); (vii) any breach, violation or nonperformance of any term, condition, covenant or other obligation of Tenant under this Lease, or any misrepresentation made by Tenant or any guarantor of Tenant’s obligations in connection with this Lease; (viii) all damages sustained by Landlord as a result of any holdover by Tenant or any Tenant Party in the Leased Premises including, but not limited to any claims by another tenant resulting from a delay by Landlord in delivering possession of the Leased Premises to such tenant; (ix) any liens or encumbrances arising out of any work performed or materials furnished by or for Tenant. Except to the extent caused by the negligence or willful misconduct of any Tenant Party, or a breach of this Lease by any Tenant Party (unless covered by insurance required to be maintained by Landlord under the provisions of this Lease) to the fullest extent permitted by law, Landlord hereby Indemnifies, at Landlord’s sole cost and expense, Tenant Parties against all Claims which (i) arise from, or in connection with the Building Common Areas or Project, any negligence or willful misconduct of Landlord Parties in connection with the Common Areas; or (ii) result from any default, breach, violation or non-performance of this Lease or any provision of this Lease by any Landlord Party, or (iii) subject to the waiver of subrogation provisions above, arise from any alterations, activities, work or things done, omitted, permitted, allowed by Landlord Parties in the Building Common Areas or Project Common Areas including the violation of or failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders or judgments in existence on the date of this Lease, including Hazardous Materials Laws, compliance with which is an obligation of Landlord under this Lease.

16.2 Waivers. To the fullest extent permitted by law, and except as otherwise expressly provided in this Lease, Tenant, on behalf of all Tenant Parties, Waives all Claims against Landlord Parties (but not against third party claimants) arising from the following: (i) any Personal Injury, Bodily Injury, or Property Damage occurring in or at the Leased Premises; except to the extent caused by the negligence, willful misconduct and/or breach of this Lease by Landlord Parties unless covered by insurance required to be maintained by Tenant under the provisions of this Lease; (ii) any loss of or damage to property of a Tenant Party located in the Leased Premises by theft or otherwise to the extent covered by property insurance maintained by Tenant or required to be maintained by Tenant under this Lease; (iii) any Personal Injury, Bodily Injury, or Property Damage to any Tenant Party caused by other tenants of the Project, parties not occupying space in the Project, occupants of property adjacent to the Project, or the public or by the construction of any private, public, or quasi-public work occurring either in the Leased Premises or elsewhere in the Project; or (iv) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee and occurring anywhere in the Project. To the fullest extent permitted by law, and except as otherwise expressly provided in this Lease, subject to Article 11, Landlord, on behalf of all Landlord Parties, waives all Claims against Tenant Parties arising from any loss or damage to property of a Landlord Party located in the Project (other than in the Leased Premises) by theft or otherwise to the extent covered by property insurance maintained by Landlord or required to be maintained by Landlord under this Lease, arising from any Personal Injury, Bodily Injury or Property Damage to any Landlord Party caused by other tenants of the Building, parties not occupying space in the Project, occupants of property adjacent to the Project, or the public or by the construction of any private, public, or quasi-public work occurring either in the Leased Premises or elsewhere in the Project; or (iii) any Bodily Injury to an employee of a Landlord Party arising out of and in the course of employment of the employee and occurring anywhere in the Project.

16.3 Definitions. For purposes of this Article 16: (i) the term “Tenant Parties” means Tenant, and Tenant’s officers, members, partners, agents, employees, sublessees, licensees, invitees and independent contractors, and all persons and entities claiming through any of these persons or entities; (ii) the term “Landlord Parties” means Landlord and the partners, venturers, trustees and ancillary trustees of Landlord and the respective officers, directors, shareholders, members, parents, subsidiaries and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees and independent contractors of these persons or entities; (iii) the term “Indemnify” means indemnify, defend and hold free and harmless for, from and against; (iv) the term “Claims” means all liabilities, claims, damages, losses, penalties, litigation, demands, causes of action (whether in tort or contract, in law or at equity or otherwise), suits, proceedings, judgments, disbursements, charges, assessments, and expenses (including attorneys’ and experts’ fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding); (v) the term “Waives” means that the Tenant Parties or Landlord Parties, as applicable, waive and knowingly and voluntarily assume the risk of; and (vi) the term “Bodily Injury” means bodily injury, sickness or disease sustained by a person, including death resulting from any of these at any time; (vii) the term “Personal

Injury” means injury, including consequential “bodily injury,” arising out of any one or more of (a) false arrest, detention or imprisonment, (b) malicious prosecution, (c) the wrongful eviction from, wrongful entry into, or invasion of the right of private occupancy of a room, dwelling or premises that a person occupies, committed by or on behalf of its owner, landlord or lessor, (d) oral or written publication of material that slanders or libels a person or organization or disparages a person’s or organization’s goods, products or services, (e) oral or written publication of material that violates a person’s right of privacy, (f) the use of another’s advertising idea in one’s “advertisement,” or (g) infringing upon another’s copyright, trade dress or slogan in one’s “advertisement”; and (viii) “Property Damage” means (a) physical injury to tangible property, including all resulting loss of use of that property, or (b) loss of use of tangible property that is not physically injured.

16.4 Limit on Indemnities and Waivers. Notwithstanding anything contained herein to the contrary, Tenant shall not be not obligated to Indemnify the Landlord Parties against the gross negligence or willful misconduct or breach of this Lease by any Landlord Party and Tenant does not Waive any Claim against the Landlord Parties arising from the gross negligence or willful misconduct or breach of this Lease by any Landlord Party. Further notwithstanding anything contained herein to the contrary, Landlord shall not be not obligated to Indemnify the Tenant Parties against the gross negligence or willful misconduct or breach of this Lease by any Tenant Party and Landlord does not Waive any Claim against the Tenant Parties arising from the gross negligence or willful misconduct or breach of this Lease by any Tenant Party.

16.5 [Intentionally Omitted].

16.6 Obligations Independent of Insurance. The indemnification provided in this Article 16 shall not be construed or interpreted as in any way restricting, limiting or modifying Tenant’s insurance or other obligations under this Lease, and the provisions of this Article 16 are independent of Tenant’s insurance and other obligations. Tenant’s compliance with the insurance requirements and other obligations under this Lease does not in any way restrict, limit or modify Tenant’s indemnification obligations under this Lease. The indemnification provided in this Article 16 shall not be construed or interpreted as in any way restricting, limiting or modifying Landlord’s insurance or other obligations under this Lease, and the provisions of this Article 16 are independent of Landlord’s insurance and other obligations. Landlord’s compliance with the insurance requirements and other obligations under this Lease does not in any way restrict, limit or modify Landlord’s indemnification obligations under this Lease.

16.7 Survival. The provisions of this Article 16 will survive the expiration or earlier termination of this Lease until all Claims against either Landlord Parties or Tenant Parties, as applicable, involving any of the indemnified or waived matters are fully and finally barred by the applicable statutes of limitations.

17. ENTRY BY LANDLORD

Landlord reserves and shall at any and all times have the right to enter the Leased Premises, to inspect the same, to supply janitorial service and other services to be provided by Landlord to Tenant hereunder, to submit the Leased Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve or repair the Leased Premises and any portion of the Building of which the Leased Premises are a part, without abatement of Annual Basic Rent or Tenant’s Share of Expenses, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that access into the Leased Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Leased Premises or any loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon or about the Leased Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Leased Premises, and any entry to the Leased Premises obtained by Landlord by any such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises or an eviction of Tenant from all or any portion of the Leased Premises. Nothing in this Article 17 shall be construed as obligating Landlord to perform any repairs, alterations or maintenance except as otherwise expressly required elsewhere in this Lease.

18. INTENTIONALLY OMITTED

19. ASSIGNMENT AND SUBLETTING

19.1 Consent of Landlord Required. Except as set forth in Section 19.2 below, Tenant shall not transfer or assign this Lease or any right or interest hereunder, or sublet the Leased Premises or any part thereof, without first obtaining Landlord’s prior written consent, which consent Landlord may not unreasonably withhold, condition or delay. No transfer or assignment (whether voluntary or involuntary, by operation of law or otherwise) or subletting shall be valid or effective without such prior written consent. Should Tenant attempt to make or allow to be made any such transfer, assignment or subletting, except as aforesaid, or should any of Tenant’s rights under this Lease be sold or otherwise transferred by or under court order or legal process or otherwise, then, and in any of the foregoing events Landlord may, at its option, treat such act as an Event of Default by Tenant. Should Landlord consent to a transfer, assignment or subletting, such consent shall not constitute a waiver of any of the restrictions or prohibitions of this Article 19, and such restrictions or prohibitions shall apply to each successive transfer, assignment or subletting hereunder, if any.

19.2 Deemed Transfers. For the purposes of this Article 19, an assignment shall be deemed to include the following: (a) if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the partners thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) of more than fifty percent (50%) or more of the partnership interests in the partnership, or the dissolution of the partnership; (b) if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one person unto the other or others; (c) if Tenant (or a constituent partner of Tenant) is a corporation, any dissolution, merger, consolidation or reorganization of Tenant (or such constituent partner), or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of more than fifty percent (50%) or more of its capital stock from the ownership existing on the date set forth in Article 1.1 above; (d) if Tenant is an unincorporated association, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) of any interest in such unincorporated association; or (e) if Tenant is a limited liability company, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) of more than fifty percent (50%) or more of the membership interests therein, or the dissolution of the limited liability company; or (f) the sale of all or substantially all the assets of Tenant. Notwithstanding the foregoing, Landlord hereby acknowledges and consents to Tenant’s right, without further approval from Landlord but only after written notice to Landlord to sublease the Premises or assign its interest in this Lease (i) to an entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant; (ii) in the event of the merger or consolidation of Tenant with another entity; or (iii) in the event of a sale or transfer of all or substantially all of the equity of Tenant or substantially all of Tenant’s assets (collectively, the “Permitted Transfers”), provided that immediately following the events enumerated in clauses (i) through (iii) above, the net worth of Tenant, calculated in accordance with generally accepted accounting principles, consistently applied, and the credit standing of Tenant is not less than the net worth, calculated in accordance with generally accepted accounting principals, consistently applied, and credit standing of Tenant as of the Date of this Lease. No Permitted Transfer shall relieve Tenant of its liability under this Lease and Tenant shall remain liable to Landlord for the payment of all Annual Basic Rent and Tenant’s Share of Expenses and for the performance of all covenants and conditions of this Lease applicable to Tenant. The provisions of Articles 19.4 and 19.5 shall not be applicable to a Permitted Transfer.

19.3 Delivery of Information. If Tenant wishes at any time to assign this Lease or sublet the Leased Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (a) the name of the proposed subtenant or assignee; (b) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Leased Premises; (c) the terms and the provisions of the proposed sublease or assignment (and Tenant shall provide Landlord a complete copy of the fully executed instrument of assignment and/or sublease once so fully executed) and (d) two (2) years audited financial statements with respect to the proposed subtenant or assignee, including balance sheets and income statements (if, however, audited financial statements are not available, Tenant shall submit unaudited financial statements certified to be true and correct by an officer or authorized representative of the assignee or subtenant) and such other financial information as Landlord may reasonably request concerning the proposed subtenant or assignee. If Tenant fails to comply with the provisions of this Article 19.3, Landlord shall notify Tenant in writing of such failure and Landlord shall not be obligated to approve or disapprove such assignment or sublease until such failure is cured.

19.4 Intentionally Omitted.

19.5 Additional Consideration. With respect to any assignment or subletting requiring Landlord’s consent hereunder, Tenant shall pay, as Additional Rent hereunder, without affecting or reducing any other obligations of Tenant hereunder, an amount equal to seventy percent (70%) of all sums or other economic consideration received by Tenant as a result of such assignment or subletting, which exceed in aggregate the total sums which Tenant (or Tenant’s assignee in case of an assignment) is obligated to pay Landlord under this Lease (after deducting Tenant’s actual out-of-pocket costs of such assignment or subletting on account of real estate brokerage commissions, reasonable attorneys’ fees and/or tenant improvements installed or paid for by Tenant for such assignment or subletting, which deduction shall be amortized in the case of a subletting in equal monthly installments over the term of the sublease), prorated to reflect obligations allocable to that portion of the Leased Premises subject to such sublease; provided that in no event shall Tenant be obligated to pay Landlord less than the rental specified in this Lease.

19.6 No Release from Liability. Landlord may collect Annual Basic Rent and Tenant’s Share of Expenses from the assignee, subtenant, occupant or other transferee, and apply the amount so collected, first to the monthly installments of Annual Basic Rent, then to any Tenant’s Share of Expenses and other sums due and payable to Landlord, and the balance, if any, to Landlord, but no such assignment, subletting, occupancy, transfer or collection shall be deemed a waiver of Landlord’s rights under this Article 19, or the acceptance of the proposed assignee, subtenant, occupant or transferee. Notwithstanding any assignment, sublease or other transfer (with or without the consent of Landlord), Tenant shall remain primarily liable under this Lease and shall not be released from performance of any of the terms, covenants and conditions of this Lease.

19.7 Landlord’s Expenses. If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant’s interest under this Lease, Tenant shall pay or cause to be paid to Landlord, such amount as is necessary to reimburse Landlord for administrative expenses and for legal, accounting and other out of pocket expenses reasonably and actually incurred by Landlord in connection with the granting of such consent, but in no event to exceed One Thousand and No/100 Dollars ($1,000.00).

19.8 Assumption Agreement. If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant’s interest under this Lease, Tenant shall execute and deliver to Landlord, and cause the transferee to execute and deliver to Landlord, an instrument in form and substance reasonably acceptable to Landlord in which (a) the transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder (limited in the case of a sublease of less than all of the Leased Premises to such obligations as are applicable to the subleased portion of the Leased Premises), (b) Tenant acknowledges that it remains primarily liable for the payment of Annual Basic Rent, Tenant’s Share of Expenses and other obligations under this Lease, and (c) the transferee agrees to use and occupy the Leased Premises solely for the purpose specified in Article 20 and otherwise in strict accordance with this Lease.

19.9 Withholding Consent. Without limiting the grounds for withholding consent which may be reasonable, it shall be reasonable for Landlord to withhold consent (a) if the proposed assignee or subtenant is a tenant in default of such tenant’s lease (or the termination by such assignee or subtenant of such lease in order to sublease from Tenant will be a default under the same) in a building in the San Francisco, California metropolitan area owned by Landlord or (b) by an affiliate of Landlord or any of Landlord’s constituent partners or principals; or if the proposed assignee or subtenant is a governmental or quasi-governmental entity, agency, department or any subdivision thereof; or (c) if the use by the proposed assignee or subtenant would violate the terms of this Lease, or any restrictive use covenant or exclusive rights granted by Landlord; or (d) if, in Landlord’s reasonable business judgment, the nature of the proposed assignee or subtenant or its business would not be consistent with the operation of a first class, institutional grade office building; or (e) if (i) the proposed assignee or subtenant is an existing tenant of the Project, or is a prospective tenant of the Project with whom Landlord or its broker have exchanged one or more written proposals to lease space within the immediately preceding ninety (90) day period, and (ii) Landlord has vacant space available for lease in the Building sufficient to meet the space needs of such existing or prospective tenant; or (g) if Tenant or an affiliate of Tenant is in breach or default of this Lease or any other agreement between Landlord and Tenant relating to the Project.

20. USE OF LEASED PREMISES AND RUBBISH REMOVAL

20.1 Use. The Leased Premises are leased to Tenant solely for the Permitted Use set forth in Article 1.10 above and for no other purpose whatsoever. Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor shall Tenant do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any casualty or other insurance on the Building, the Project or any of their respective contents, or make void or voidable or cause a cancellation of any insurance policy covering the Building, the Project or any part thereof or any of their respective contents. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building and/or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them. Tenant shall not use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises, the Building and/or the Project. In addition, Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises, the Building and/or the Project. Tenant shall not use the Leased Premises, the Building and/or the Project or permit anything to be done in or about the Leased Premises, the Building and/or the Project which will in any way conflict with any matters of record, or any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, and shall, at its sole cost and expense, promptly comply with all matters of record and all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter constituted, foreseen or unforeseen, ordinary as well as extraordinary, relating to or affecting the condition, use or occupancy of the Project, excluding structural changes not relating to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any matters of record, or any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact between Landlord and Tenant. In addition, Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which the floor was designed to carry, nor shall Tenant install business machines or other mechanical equipment in the Leased Premises which cause noise or vibration that may be transmitted to the structure of the Building.

20.2 Rubbish Removal. Tenant shall keep the Leased Premises clean, both inside and outside, subject, however, to Landlord’s obligation as set forth in Article 8.2 above. Tenant shall not burn any materials or rubbish of any description upon the Leased Premises. Tenant shall keep all accumulated rubbish in containers. In the event Tenant fails to keep the Leased Premises in the proper condition, Landlord may cause the same to be done for Tenant and Tenant shall pay the expenses incurred by Landlord on demand, together with interest at the Default Rate, as Additional Rent. Tenant shall, at its sole cost and expense, comply with all present and future laws, orders and regulations of all state, county, federal, municipal governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord’s option, be removed from the Leased Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense using a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Article 20.2, and, at Tenant’s sole cost and expense, Tenant shall indemnify, defend and hold Landlord and Landlord’s agents and employees harmless (including legal fees and expenses) from and against, and shall be responsible for, all actions, claims, liabilities and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

21. SUBORDINATION AND ATTORNMENT

21.1 Subordination. This Lease and all rights of Tenant hereunder shall be, at the option of Landlord, subordinate to (a) all matters of record, (b) all ground leases, overriding leases and underlying leases (collectively referred to as the “leases”) of the Building or the Project now or hereafter existing, (c) all mortgages and deeds of trust (collectively referred to as the “mortgages”) which may now or hereafter encumber or affect the Building or the Project, and (d) all renewals, modifications, amendments, replacements and extensions of leases and mortgages and to spreaders and consolidations of the mortgages, whether or not leases or mortgages shall also cover other lands, buildings or leases, subject to the delivery to Tenant of a commercially reasonable form of subordination, non-disturbance and attornment agreement from such Superior Lessor (as defined below) or Superior Mortgagee (as defined below), as the case may be. Any lease to which this Lease is subject and subordinate is called a “Superior Lease” and the lessor under a Superior Lease or its assigns or successors in interest is called a “Superior Lessor”. Any mortgage to which this Lease is subject and subordinate is called a “Superior Mortgage” and the holder of a Superior Mortgage is called a “Superior Mortgagee”. If Landlord, a Superior Lessor or a Superior Mortgagee requires that such instruments be executed by Tenant, Tenant’s failure to do so within ten (10) business days after request therefor shall be deemed an Event of Default under this Lease. Tenant waives any right to terminate this Lease because of any foreclosure proceedings. Tenant hereby irrevocably constitutes and appoints Landlord (and any successor Landlord) as Tenant’s attorney-in-fact, with full power of substitution coupled with an interest, to execute and deliver to any Superior Lessor or Superior Mortgagee any documents required to be executed by Tenant for and on behalf of Tenant if Tenant shall have failed to do so within ten (10) business days after request therefore.

21.2 Attornment. If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed (a “Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment, provided, however, that such Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) shall assume the obligations of the Landlord under this Lease, arising from and after the date of transfer.

22. ESTOPPEL CERTIFICATE

Tenant shall, whenever requested by Landlord, within ten (10) business days after written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the dates to which Annual Basic Rent, Tenant’s Share of Expenses and other charges are paid in advance, if any; (c) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed; (d) that Tenant has paid Landlord the Security Deposit, if any, (e) the Commencement Date and the scheduled expiration date of the Lease Term, (f) the rights (if any) of Tenant to extend or renew this Lease or to expand the Leased Premises and (g) the amount of Annual Basic Rent, Tenant’s Share of Expenses and other charges currently payable under this Lease. In addition, such statement shall provide such other information and facts Landlord may reasonably require. Any such statement may be relied upon by any prospective or existing purchaser, ground lessee or mortgagee of all or any portion of the Project, as well as by any other assignee of Landlord’s interest in this Lease. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord’s performance hereunder; (iii) that Tenant has paid to Landlord the Security Deposit; (iv) that not more than one month’s installment of Annual Basic Rent or Tenant’s Share of Expenses has been paid in advance; (v) that the Commencement Date and the scheduled expiration date of the Lease Term are as stated therein, (vi) that Tenant has no rights to extend or renew this Lease or to expand the Leased Premises, (vii) that the Annual Basic Rent, Tenant’s Share of Expenses and other charges are as set forth therein and (viii) that the other information and facts set forth therein are true and correct.

23. SIGNS

Landlord shall retain absolute control over the exterior appearance of the Building and the exterior appearance of the Leased Premises as viewed from the public halls. Tenant shall not install, or permit to be installed, any drapes, shutters, signs, lettering, advertising, or any items that will in any way, in the sole opinion of Landlord, adversely alter the exterior appearance of the Building or the exterior appearance of the Leased Premises as viewed from the public halls or the exterior of the Building. Notwithstanding the foregoing, Landlord shall install, at Tenant’s sole cost and expense, letters or numerals at or near the entryway to the Leased Premises provided Tenant obtains Landlord’s prior written consent as to size, color, design and location. All such letters or numerals shall be in accordance with the criteria established by Landlord for the Building. In addition, Tenant’s name and suite number shall be identified on the Building directory.

24. INTENTIONALLY OMITTED

25. LIENS

Tenant shall keep the Leased Premises free and clear of all mechanic’s and materialmen’s liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics’, materialmen’s or other lien, charge or order for the payment of money shall be filed or recorded against the Leased Premises, the Project or the Building, or against any other property of Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be canceled or discharged of record within thirty (30) days after Tenant shall have received written notice of the filing thereof, or Tenant may, within such thirty (30) day period, post and record the bond contemplated by California Civil Code Section 3143.

26. HOLDING OVER

It is agreed that the date of termination of this Lease and the right of Landlord to recover immediate possession of the Leased Premises thereupon is an important and material matter affecting the parties hereto and the rights of third parties, all of which have been specifically considered by Landlord and Tenant. In the event of any continued occupancy or holding over of the Leased Premises without the express written consent of Landlord beyond the expiration or earlier termination of this Lease, this Lease shall be deemed a monthly tenancy and Tenant shall pay one and one-half (1  1/2) times the Annual Basic Rent then in effect, in advance at the beginning of the hold-over month(s), plus any Tenant’s Share of Expenses or other charges or payments contemplated in this Lease, and any other costs, expenses, damages, liabilities and attorneys’ fees incurred by Landlord on account of Tenant’s holding over.

27. ATTORNEYS’ FEES

Tenant shall pay to Landlord all amounts for costs (including reasonable attorneys’ fees) incurred by Landlord in connection with any breach or default by Tenant under this Lease. Landlord shall pay to Tenant all amounts (including reasonable attorneys’ fees) incurred by Tenant in connection with any uncured breach or default by Landlord under this Lease. Such amounts shall be payable within ten (10) business days after receipt by either party of the other party’s statement therefor. In addition, if any action shall be instituted by either of the parties hereto for the enforcement or interpretation of any of their respective rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in such action and any appeal therefrom, including reasonable attorneys’ fees to be fixed by the court.

28. RESERVED RIGHTS OF LANDLORD

Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim:

(a) To name the Building and the Project and, upon fifteen (15) business days notice to Tenant, to change the name or street address of the Building or the Project;

(b) To install and maintain all signs on the exterior and interior of the Building and the Project;

(c) To designate all sources furnishing sign painting and lettering;

(d) During the last ninety (90) days of the Lease Term, if Tenant has vacated the Leased Premises, to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for re-occupancy, without affecting Tenant’s obligation to pay Annual Basic Rent;

(e) To have pass keys to the Leased Premises and all doors therein, excluding Tenant’s vaults and safes;

(f) On reasonable prior notice to Tenant, to exhibit the Leased Premises to any prospective tenant, purchaser, mortgagee, or assignee of any mortgage on the Building or the Project and to others having interest therein at any time during the Lease Term;

(g) To take any and all measures, including entering the Leased Premises for the purposes of making inspections, repairs, alterations, additions and improvements to the Leased Premises or to the Building (including, for the purposes of checking, calibrating, adjusting and balancing controls and other parts of the Building systems) as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Leased Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authorities, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall endeavor (except in an emergency) to minimize interference with Tenant’s business in the Leased Premises;

(h) To install, use and maintain in and through the Leased Premises, pipes, conduits, wires, ducts and other facilities serving the Building; provided, however, that Landlord shall endeavor (except in an emergency) to minimize interference with Tenant’s business in the Leased Premises;

(i) To relocate various facilities within the Building and on the Project if Landlord shall determine such relocation to be in the best interest of the development of the Building, the Property and/or the Project, provided, that such relocation shall not materially restrict access to the Leased Premises;

(j) To change the nature, extent, arrangement, use and location of the Building Common Areas and the Project Common Areas;

(k) To make alterations or additions to and to build additional stories on the Building and to build additional buildings or improvements on the Project; and

(l) To install vending machines of all kinds in the Leased Premises and the Building, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Leased Premises unless Tenant so requests.

Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air, or view is included in the leasing of the Leased Premises to Tenant. Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected on the Project or other properties in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord.

29. EMINENT DOMAIN

29.1 Taking. If the whole of the of the Leased Premises or the whole of the Building is lawfully and permanently taken by condemnation or any other manner for any public or quasi-public purpose, or by deed in lieu thereof, this Lease shall terminate as of the date of vesting of title in such condemning authority takes title or possession, whichever occurs first (“Condemnation Date”). If any part of the Leased Premises or any portion of the Building reasonably necessary for access to or use of the Leased Premises is so taken, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Leased Premises remaining after a partial taking by written notice to the other within thirty (30) days after such date; provided, however, that (a) a condition to the exercise by Tenant of such right to terminate shall be that such partial taking shall be to such extent and nature as to substantially and permanently handicap, impede, or impair Tenant’s access to the Premises or the conduct of Tenant’s business therein for the purposes permitted hereunder, and (b) a condition to the exercise by Landlord of such right to terminate shall be that Landlord terminates the leases of all tenants of the Building similarly situated that Landlord has the right to terminate. In the event of termination of the Lease under this Section 29.1, the Annual Basic Rent and Tenant’s Share of Expenses shall be pro rated to the date of termination. If this Lease is not terminated as a result of a partial taking of the Leased Premises, the Annual Basic Rent and Tenant’s Share of Expenses shall be equitably adjusted according to the rentable area of the Leased Premises and Building remaining.

29.2 Award. In the event of a taking of all or any part of the Building, all of the proceeds or the award, judgment, settlement or damages payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment, settlement or damages to Landlord; provided, however, that Tenant shall be entitled to any specific award made in favor of Tenant covering Tenant’s personal property, trade fixtures, above Building standard improvements, loss of goodwill, interruption or damage to Tenant’s business and relocation expenses. If a part of the Leased Premises shall be taken and this Lease is not terminated in accordance with this Article 29, Landlord, without being required to spend more than it collects as an award, shall restore that part of the Leased Premises not so taken to substantially the same condition (with respect to character, quality, appearance and services) as that which existed immediately prior to such taking, excluding Tenant’s personal property and trade fixtures.

30. NOTICES

Any notice or communication given under the terms of this Lease shall be in writing and shall be delivered in person, sent by any public or private express delivery service or deposited with the United States Postal Service or a successor agency, certified or registered mail, return receipt requested, postage pre-paid, addressed as set forth in the Basic Provisions, or at such other address as a party may from time to time designate by notice hereunder. Notice shall be effective upon delivery. The inability to deliver a notice because of a changed address of which no notice was given or a rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by Landlord may be given by the legal counsel and/or the authorized agent of Landlord.

31. RULES AND REGULATIONS

Tenant shall abide by all rules and regulations (the “Rules and Regulations”) of the Building and the Project imposed by Landlord, as attached to this Lease as Exhibit “F” or as may hereafter be issued by Landlord. Such Rules and Regulations are imposed to enhance the cleanliness, appearance, maintenance, order and use of the Leased Premises, the Building and the Project, and the proper enjoyment of the Building and the Project by all tenants and their clients, customers and employees. The Rules and Regulations may be changed from time to time upon ten (10) days notice to Tenant. Breach of the Rules and Regulations by Tenant shall constitute an Event of Default if such breach is not fully cured within fifteen (15) days after written notice to Tenant by Landlord. Landlord shall not be responsible to Tenant for nonperformance by any other tenant, occupant or invitee of the Building or the Project of any Rules or Regulations. Landlord shall use commercially reasonable efforts to uniformly and without discrimination enforce such rules and regulations against all tenants of the Building and all other users of the Building Common Areas and Project Common Areas.

32. ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Annual Base Rent and Tenant’s Share of Expenses (jointly called “Rent” in this Article 32), shall be deemed to be other than on account of the earliest stipulated Rent due and not yet paid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy in this Lease. No receipt of money by Landlord from Tenant after the termination of this Lease, after the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

33. RESERVED

34. HAZARDOUS MATERIALS

34.1 Hazardous Materials Laws. “Hazardous Materials Laws” means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called “common-law”) relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Leased Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended, 42 U.S.C. §9601, et seq., the Resource Conversation and Recovery Act (“RCRA”), 42 U.S.C. §6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

34.2 Hazardous Materials. “Hazardous Materials” means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person under any Hazardous Materials Law.

34.3 Use. Tenant shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from, the Leased Premises, the Building or the Project, unless: (i) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (ii) such use is conducted in compliance with the provisions of this Article 34. Landlord may approve such use subject to reasonable conditions to protect the Leased Premises, the Building or the Project, and Landlord’s interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 34. Notwithstanding the provisions of this Article 34 to the contrary, Tenant shall be permitted to use and store Hazardous Materials in small quantities normally associated with business office activities, provided that such small quantities of Hazardous Materials are used and stored in compliance with all applicable Hazardous Materials Laws.

34.4 Compliance With Laws. Tenant shall strictly comply with, and shall maintain the Leased Premises in compliance with, all Hazardous Materials Laws with respect to any Hazardous Materials the Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees has introduced to the Leased Premises. Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant’s operations on the Leased Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Landlord’s request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. Tenant shall perform any monitoring, investigation, clean-up, removal and other remedial work (collectively, “Remedial Work”) required as a result of any release or discharge by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees of Hazardous Materials affecting the Leased Premises, the Building or the Project, or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord’s interests.

34.5 Compliance With Insurance Requirements. Tenant shall comply with the requirements of Landlord’s and Tenant’s respective insurers regarding Hazardous Materials introduced by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees to the Leased Premises and with such insurers’ recommendations based upon prudent industry practices regarding management of Hazardous Materials.

34.6 Notice; Reporting. Tenant shall notify Landlord, in writing, within two (2) days after any of the following: (a) a release or discharge of any Hazardous Material by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees at the Leased

Premises, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) Tenant’s receipt of any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; or (c) Tenant’s receipt of any warning, notice of inspection, notice of violation or alleged violation, or Tenant’s receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws.

35. MISCELLANEOUS

35.1 Entire Agreement, Amendments. This Lease and any Exhibits and Riders attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, representations, warranties, conditions or understandings either oral or written between them other than as contained in this Lease. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless it is in writing and signed by both Landlord and Tenant.

35.2 Time of the Essence. Time is of the essence of each and every term, covenant and condition of this Lease.

35.3 Binding Effect. The covenants and conditions of this Lease shall, subject to the restrictions on assignment and subletting, apply to and bind the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

35.4 Recordation. Neither this Lease nor any memorandum hereof shall be recorded by Tenant. At the sole option of Landlord, Tenant and Landlord shall execute, and Landlord may record, a short form memorandum of this Lease in form and substance satisfactory to Landlord.

35.5 Governing Law. This Lease and all the terms and conditions thereof shall be governed by and construed in accordance with the laws of the State of California.

35.6 Defined Terms and Paragraph Headings. The words “Landlord” and “Tenant” as used in this Lease shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there is more than one Tenant, the obligations in this Lease imposed upon Tenant shall be joint and several. The paragraph headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

35.7 Representations and Warranties of Tenant. Tenant represents and warrants to Landlord as follows:

(a) Tenant has been duly organized, is validly existing, and is in good standing under the laws of its state of incorporation and is [qualified-registered] to transact business in California. All necessary action on the part of Tenant has been taken to authorize the execution, delivery and performance of this Lease and of the other documents, instruments and agreements, if any, provided for herein. The persons who have executed this Lease on behalf of Tenant are duly authorized to do so;

(b) To the best of its knowledge, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Tenant;

(c) To the best of its knowledge, Tenant is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements, if any, provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Tenant is a party or by which Tenant is subject or bound;

(d) To the best of its knowledge, Tenant has obtained all required licenses and permits, both governmental and private, to use and operate the Leased Premises in the manner intended by this Lease.

35.8 No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

35.9 Severability. If any clause or provision of this Lease is or becomes illegal or unenforceable because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions of this Lease shall not be affected thereby.

35.10 Exhibits. If any provision contained in an Exhibit, Rider or Addenda to this Lease is inconsistent with any other provision of this Lease, the provision contained in this Lease shall supersede the provisions contained in such Exhibit, Rider or Addenda, unless otherwise provided.

35.11 Fair Meaning. The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Landlord or Tenant. Landlord and Tenant acknowledge and agree that each party has reviewed and revised this Lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease, or any Exhibits, Riders or amendments hereto. Submission of this Lease by Landlord to Tenant for review, examination, and/or negotiation shall not be deemed to be a reservation of the Leased Premises. Landlord shall not be bound by this Lease until this Lease has been executed by both Landlord and by Tenant. Until this Lease has been executed by both Landlord and Tenant, Landlord reserves the right to exhibit and lease the Leased Premises to other prospective tenants.

35.12 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not work as a merger and shall, at Landlord’s option, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

35.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inclement weather (including rain) inability to obtain labor or materials or reasonable substitutes therefor, failure or disruption of utilities or critical electronic systems, governmental restrictions, regulations or controls (including delays in issuing required permits and approvals), judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty and other causes beyond the reasonable control of Tenant or Landlord shall excuse the performance of the applicable party hereunder for the period of any such prevention, delay, or stoppage, except the obligations imposed with regard to Annual Basic Rent, Tenant’s Share of Expenses and other charges to be paid by Tenant pursuant to this Lease.

35.14 Government Energy or Utility Controls. In the event of the imposition of federal, state or local governmental controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Lease Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Leased Premises to effect compliance.

35.15 Shoring. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter onto the Leased Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports without any claim for damages, indemnity or abatement of Annual Basic Rent or Tenant’s Share of Expenses or for a constructive or actual eviction of Tenant. However, Landlord shall not permit such excavation or construction to interfere unreasonably with Tenant’s possession and enjoyment of the Leased Premises.

35.16 Transfer of Landlord’s Interest. The term “Landlord” as used in this Lease, insofar as the covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord’s interest in this Lease at the time in question. Upon any transfer or transfers of such interest, the Landlord herein named (and in the case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the future performance of any covenants or agreements on the part of the Landlord contained in this Lease.

35.17 Limitation on Landlord’s Liability. If Landlord becomes obligated to pay Tenant any judgment arising out of any failure by the Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord under this Lease, Tenant shall be limited in the satisfaction of such judgment solely to Landlord’s interest in the Building and the Project or any proceeds arising from the sale thereof and no other property or assets of Landlord or the individual partners, directors, officers or shareholders of Landlord or its constituent partners shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of any such money judgment.

35.18 Brokerage Fees. Tenant warrants and represents that it has not dealt with any realtor, broker or agent in connection with this Lease except the Brokers identified in Article 1.21 above. Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any cost, expense or liability (including the cost of suit and reasonable attorneys’ fees) for any compensation, commission or charges claimed by any realtor, broker or agent in connection with this Lease other than the Brokers identified in Article 1.21. Landlord shall pay all of the commissions to the Brokers identified in Article 1.21.

35.19 Guaranty. Intentionally Omitted.

35.20 Continuing Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Annual Basic Rent, Tenant’s Share of Expenses and all obligations concerning the condition of the Premises.

35.21 Quiet Possession. So long as there is not in existence an Event of Default, Tenant may quietly have, hold and enjoy the Leased Premises during the Lease Term, subject, however, to the matters referred to in Article 21. The provisions of this Article 35.21 shall not extend to any disturbance, act or condition brought about by any tenant in the Building or the Project.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

LANDLORD:

PIVOTAL 650 CALIFORNIA ST., LLC, an Arizona limited liability company

By:	Pivotal 650, L.L.C.,
an Arizona limited liability company
Its:	Administrative Member

	By:	Jahm Najafi, Trustee of the Jahm
Najafi Trust dated July 30, 1996
	Its:	Administrative Member

		By:	/s/ Jahm Najafi
Jahm Najafi
		Its:	Trustee

TENANT:

TEXTAINER EQUIPMENT MANAGEMENT (U.S.) LIMITED, a Delaware corporation

By:	/s/ Ernest J. Furtado
Name:	Ernest J. Furtado
Its:	Secretary

By:	/s/ John A. Maccarone
Name:	John A. Maccarone
Its:	President

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PROJECT

A - 1

EXHIBIT “B”

FLOOR PLAN

B - 1

EXHIBIT “C”

MEMORANDUM OF COMMENCEMENT DATE

THIS MEMORANDUM OF COMMENCEMENT DATE is entered into this 8th day of August, 2001 by PIVOTAL 650 CALIFORNIA ST., LLC, an Arizona limited liability company (“Landlord”), and TEXTAINER EQUIPMENT MANAGEMENT (U.S.) LIMITED, a Delaware corporation (“Tenant”).

RECITALS

(A) Landlord and Tenant have previously executed that certain Amended and Restated Office Lease dated August 8, 2001 (“Lease”), pursuant to which Tenant has leased from Landlord certain premises more particularly described therein.

(B) Pursuant to the provisions of Article 3.4 of the Lease, Landlord and Tenant have agreed to execute this Memorandum of Commencement Date to specify the Commencement Date of the Lease Term.

NOW, THEREFORE, in consideration of the foregoing recitals, the execution and delivery of the Lease and other good and valuable considerations, the receipt, sufficiency and validity which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Commencement Date. The Commencement Date is March 1, 2002, and the expiration date of the Lease is February 28, 2012.

2. Definitions. Capitalized terms used in this Memorandum of Commencement Date without definition shall have the meanings assigned to such terms in the Lease, unless the context requires otherwise.

3. Full Force and Effect. Except as specifically modified by this Memorandum of Commencement Date, the Lease remains in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Commencement Date as of the date and year first above written.

TENANT:		LANDLORD:

TEXTAINER EQUIPMENT MANAGEMENT (U.S.) LIMITED, a Delaware corporation		PIVOTAL 650 CALIFORNIA ST., LLC, an Arizona limited liability company

		By:	Pivotal 650, L.L.C., an Arizona limited liability company
By:		Its:	Administrative Member
Name:	Ernest J. Furtado
Its:	Secretary		By:	Jahm Najafi, Trustee of the Jahm Najafi Trust dated July 30, 1996
Date:	8 August 2001		Its:	Administrative Member

By:
Jahm Najafi
				Its:	Trustee

Date: 8-8-01

C - 1

EXHIBIT “D”

INTENTIONALLY OMITTED

D - 1

EXHIBIT “E”

“AS IS” CONDITION

Landlord shall provide the Leased Premises to Tenant, and Tenant accepts the Leased Premises in an “as-is” condition, and Landlord makes no representations or warranties concerning the condition of the Leased Premises, including, without limitation, those relating to the structure of the Leased Premises, systems and components thereof, and the internal air quality within the Leased Premises, and has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement thereon or part thereof, except as set forth in Article 7.4 of this Lease. Tenant represents and warrants that it has inspected the Leased Premises prior to execution of this Lease, and that it is relying on its own inspection in executing this Lease and not on any statement, representation or warranty of Landlord, its agents or employees.

E - 1

EXHIBIT “F”

RULES AND REGULATIONS

1. Unless otherwise specifically defined herein, all capitalized terms in these Rules and Regulations shall have the meaning set forth in the Lease to which these Rules and Regulations are attached.

2. The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building and the Project shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

3. No awnings or other projection shall be attached to the outside walls or windows of the Building. Other than building standard window coverings, no curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior written consent of Landlord. All electrical fixtures hung in any premises demised to any tenant or occupant must be of a type, quality, design, color, size and general appearance approved by Landlord.

4. No tenant shall place objects against glass partitions, doors or windows which would be in sight from the Building corridors or from the exterior of the Building and such tenant will promptly remove any such objects when requested to do so by Landlord.

5. The windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

6. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or the other buildings in the Project, nor placed in the halls, corridors, walkways, landscaped areas, vestibules or other public parts of the Building or the Project.

7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any flammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the premises demised to such tenant or the Project.

8. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Project, the Building or the premises demised to such tenant or occupant. No boring, cutting or strings of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

9. Any carpeting cemented down by a tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by a tenant, Landlord may charge the expense incurred in such removal to such tenant.

10. No bicycles, vehicles or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the written approval of Landlord, provided that typical employee kitchen appliances, microwave, coffee machines, refrigerator shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

11. No space in the Building or the Project shall be used for manufacturing, for the storage of merchandise held for sale, or for the sale of merchandise, goods or property of any kind at auction.

12. No tenant shall make, or permit to be made, any unseemly or disturbing noises or vibrations or disturb or interfere with other tenants or occupants of the Building, the Project or neighboring buildings or premises whether by the use of any musical instrument, radio, television set broadcasting equipment or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors.

13. No additional locks or bolts of any kind shall be placed upon any of the doors, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant.

14. All removals from the Building, or the carrying in or out of the Building or from the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant’s lease.

15. No tenant or occupant shall engage or pay any employees in the Building or the Project, except those actually working for such tenant or occupant in the Building or the Project, nor advertise for day laborers giving an address at the Building or the Project.

16. No tenant or occupant shall purchase lighting maintenance, cleaning towels or other like service, from any company or person not approved in writing by Landlord.

17. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord’s opinion, tends to impair the reputation of the Building or the Project or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

18. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all electrical equipment and lighting fixtures are turned off. Corridor doors, when not in use, shall be kept closed.

19. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

20. The requirements of tenants will be attended to only upon application at the management office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

21. Canvassing, soliciting and peddling in the Building or the Project are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

23. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved in writing by Landlord.

24. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

25. No tenant shall clean any window of the Building from the outside.

26. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy objects, which must be placed so as to distribute the weight.

27. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building and the Project including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building and the Project.

28. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

29. Landlord may permit entrance to the premises of tenants by use of pass keys controlled by Landlord employees, contractors, or service personnel directly supervised by Landlord.

30. Each tenant and all of tenant’s representatives, shall observe and comply with the directional and parking signs on the property surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of non-compliance with parking regulations.

31. No tenant shall install any radio, telephone, television, microwave or satellite antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants or in the Project Common Areas.

32. Each tenant shall store all trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles in the Building or the Project unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

33. No tenant shall employ any persons other than the janitor of Landlord for the purpose of cleaning its premises without the prior written consent of Landlord.

34. Each tenant shall give prompt notice to landlord of any accidents to or defects in plumbing, electrical or heating apparatus so that same may be attended to properly.

35. No tenant shall bring onto the Project or into the Building any pollutants, contaminants, inflammable, gasolines, kerosene or hazardous substances (as now or later defined under State or Federal law).

36. Landlord reserves the right to reasonably limit access to and from the Building between the hours of 7:00 P.M. and 7:00 A.M. on business days, 12:00 P.M. to 8:00 A.M. on Saturdays, and at all hours on Sundays and holidays.

37. All tenants and tenants’ servants, employees, agents, visitors, invitees and licensees shall observe faithfully and comply strictly with the foregoing Rules and Regulations and such other and further appropriate Rules and Regulations as Landlord or Landlord’s agent from time to time adopt.

38. Landlord shall furnish each tenant, at Landlord’s expense, with two (2) keys to unlock the entry level doors and two (2) keys to unlock each corridor door entry to each tenant’s premises and, at such tenant’s expense, with such additional keys as such tenant may request. No tenant shall install or permit to be installed any additional lock on any door into or inside of the premises demised to that tenant or make or permit to be made any duplicate of keys to the entry level doors or the doors to such premises. Landlord shall be entitled at all times to possession of a duplicate of all keys to all doors into or inside of the premises demised to tenants of the Building. All keys shall remain the property of Landlord. Upon the expiration of the Lease Term, each tenant shall surrender all such keys to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults which will remain in the premises demised to that tenant. Landlord may charge Tenant a reasonable fee (currently established at Twenty and No/100 Dollars ($20.00)) for any lost key or any key not returned by Tenant to Landlord as and when required. Landlord shall be entitled to install, operate and maintain security systems in or about the Project which monitor, by computer, close circuit television or otherwise, persons entering or leaving the Project, the Building and/or the premises demised to any tenant. For the purposes of this rule the term “keys” shall mean traditional metallic keys, plastic or other key cards and other lock opening devices.

39. Intentionally Omitted.

40. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of the Building Rules and Regulations when it is deemed necessary, desirable or proper, in Landlord’s judgment for its best interest or of the best interests of the tenants of the Project.

41. Landlord has designated the Building a “non-smoking” building in accordance with the Smoking Pollution Control Ordinance adopted by the City of San Francisco, California as set forth in Sections 23-101, et seq. of the City of San Francisco Municipal Code. Accordingly, smoking of tobacco or any other weed plant is prohibited in the Building Common Areas, including the Building Lobby, public corridors, lavatories, elevators and other public areas. Further, smoking of tobacco or any other weed plant is prohibited within the Leased Premises, except in a designated smoking break room, the configuration and location of which has been approved by Landlord.

Tenant hereby acknowledges receipt of the Building Rules and Regulations.

TENANT:

TEXTAINER EQUIPMENT MANAGEMENT
(U.S.) LIMITED, a Delaware corporation

By:
Its:

Date: 8 August 2001

EXHIBIT “G”

INTENTIONALLY OMITTED

G - 1